EXHIBIT 99.1

Press Release	Source: Checkers Drive-In Restaurants, Inc.

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600  *  Tampa, FL  33607  *  (813) 283-7000   *   (813) 283-7001

NEWS RELEASE

CHECKERS DRIVE-IN RESTAURANTS, INC.
REPORTS FIRST QUARTER 2006 EARNINGS

Company-Owned Same Store Sales Grew 3.0% in the First Quarter

TAMPA, FL., May 4, 2006 -- Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR) today announced earnings for the fiscal first quarter ended March 27, 2006.

Highlights for the first quarter 2006 compared to the year ago quarter are as follows:

•	Total revenue increased 1.0% to $44.8 million
•	Company-owned same store sales increased 3.0%
•	Diluted earnings per share were $0.11

Total revenue, including franchise royalty and fee income, was $44.8 million for the 12-week quarter ended March 27, 2006, compared to $44.4 million for the 12-week year ago quarter, a 1.0% increase.  Company-owned restaurants generated sales of $40.8 million versus $40.4 million in the first quarter of 2005.  Company-owned same store sales increased 3.0% during the first quarter of 2006.

Franchise royalty revenue increased to $4.0 million from $3.9 million in the first quarter of 2005, while franchise same store sales declined 1.6%.  Franchise fees and other income was $16,000 compared to $38,000 in the same quarter last year.

Net income for the first quarter of 2006 was $1.4 million, or $0.11 per diluted share, compared to $2.5 million, or $0.21 per diluted share, in the same quarter last year.  The first quarter of 2006 included an impairment charge of $347,000 relating to one underperforming restaurant and $276,000 in expense relating to the implementation of accounting standards requiring the expensing of stock options.

At the end of the first quarter, Checkers had a system-wide total of 805 restaurants, of which 212 were Company-operated and 593 were franchised.

Subsequent event:

On April 5, 2006, the Company entered into an agreement to purchase the assets of 62 restaurants, previously operated by Titan Holdings, LLC under three separate franchise agreements, for $5.3 million in cash.  The assets are currently being held by LaSalle Bank National Association as Indenture Trustee, as collateral to secure certain loan obligations owed by Titan Holdings, LLC, and are being operated by Trigild as receiver appointed by order of the United States District Court for the Southern District of New York.

Update on Checkers Drive-In Restaurants, Inc. pending acquisition:

As previously announced, the Company has entered into a definitive agreement to be acquired by Taxi Holdings Corp., an affiliate of Wellspring Capital Management LLC, a private equity firm, for $15.00 in cash per share of Checkers’ outstanding shares.  The total transaction value is approximately $188 million, including the assumption of Checkers’ debt.  Completion of the transaction is subject to the approval of holders of a majority of Checkers’ outstanding shares.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. is headquartered in Tampa, Florida. For more information about the Company, please visit http://www.checkers.com.

Except for historical information, this announcement contains “forward- looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management’s expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include, but are not limited to: the uncertainties associated with litigation; increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the Company and its franchisees to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, utilities, employee benefits and similar costs; economic and political conditions where the Company or its franchisees operate; and new product and concept developments by food industry competitors. Further information regarding factors that could affect the Company’s financial and other results is included in the Company’s Forms 10Q and 10K, filed with the Securities and Exchange Commission.

Contacts:
Investor Relations:	Media Relations:
Brad Cohen	Kim Francis
Integrated Corporate Relations, Inc.	Checkers Drive-In Restaurants, Inc.
(203)-682-8211	(813) 283-7078

CHECKERS DRIVE-IN RESTAURANTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in thousands except per share amounts)
(UNAUDITED)

	Quarter Ended

	March 27, 2006	March 28, 2005

Revenues:
Restaurant sales	$40,803	$40,421
Franchise royalty revenue	4,018	3,934
Franchise fees and other income	16	38

Total revenues	44,837	44,393

Costs and Expenses:
Restaurant food and paper costs	13,097	12,825
Restaurant labor costs	12,426	11,725
Restaurant occupancy expenses	2,712	2,222
Restaurant depreciation and amortization	2,018	1,703
Other restaurant operating expenses	5,259	4,957
General and administrative expenses	3,907	3,820
Advertising	2,371	2,562
Other depreciation and amortization	182	226
Impairment of long-lived assets	347	—
Restaurant retirement costs, net	86	(102)
(Gain) loss on sale of assets, net	(69)	167

Total costs and expenses	42,336	40,105

Operating income	2,501	4,288
Other Income (Expense):
Interest income	369	289
Interest expense	(465)	(503)

Income before income tax expense	2,405	4,074
Income tax expense	978	1,557

Net income	$1,427	$2,517

Basic net earnings per share	$0.12	$0.23

Diluted net earnings per share	$0.11	$0.21

Weighted average number of common shares outstanding:
Basic	11,500	11,108
Diluted	12,547	12,266

CHECKERS DRIVE-IN RESTAURANTS, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(UNAUDITED)

	March 27, 2006	January 2, 2006

Current Assets:
Cash and cash equivalents	$13,974	$15,104
Accounts, notes and leases receivable, net	2,635	3,790
Inventory	1,121	1,021
Prepaid rent	1,816	1,351
Deferred income tax assets	3,887	3,976
Property and equipment held for sale	1,801	1,553
Other current assets	1,451	439

Total current assets	26,685	27,234
Restricted cash	4,245	4,245
Property and equipment, net	58,373	55,125
Notes receivable, net - less current portion	5,892	6,221
Leases receivable, net - less current portion	3,978	4,179
Intangible assets, net	23,701	23,739
Deferred income tax assets	7,155	8,070
Other assets	953	984

Total assets	$130,982	$129,797

Current Liabilities:
Current maturities of long-term debt and obligations under capital leases	$1,892	$1,868
Accounts payable	4,199	4,854
Current portion of reserves for restaurant relocations and abandoned sites	424	444
Accrued wages and benefits	2,878	2,193
Current portion of accrued self insurance	1,260	1,123
Accrued liabilities	4,263	4,337

Total current liabilities	14,916	14,819
Long-term debt, less current maturities	14,767	15,059
Obligations under capital leases, less current maturities	3,520	3,618
Reserves for restaurant relocations and abandoned sites, less current portion	1,654	1,766
Deferred revenue	4,730	4,897
Accrued self insurance, less current portion	2,229	2,229
Other long-term liabilities	1,117	1,100

Total liabilities	42,933	43,488
Stockholders’ Equity:
Preferred stock, $.001 par value, authorized 2,000,000 shares, none issued at March 27, 2006 and January 2, 2006	—	—
Common stock, $.001 par value, authorized 175,000,000 shares, issued 13,286,100 at March 27, 2006 and 13,283,678 at January 2, 2006	13	13
Additional paid-in capital	154,503	154,190
Accumulated deficit	(48,495)	(49,922)

	106,021	104,281
Less: Treasury stock, 1,785,900 shares at March 27, 2006 and 1,785,900 shares at January 2, 2006, at cost	(17,972)	(17,972)

Total stockholders’ equity	88,049	86,309

	$130,982	$129,797

Restaurants Operating in the System
For the Quarters Ended

	June 14, 2004	Sept. 6, 2004	Jan. 3, 2005	March 28, 2005	June 20, 2005	Sept. 12, 2005	Jan. 2, 2006	March 27, 2006

Company-operated:
Beginning of quarter	222	221	210	207	205	206	203	200
Openings/transfers in	7	2	1	1	2	1	2	12
Closings/transfers out	(8)	(13)	(4)	(3)	(1)	(4)	(5)	—

End of quarter	221	210	207	205	206	203	200	212

Franchise:
Beginning of quarter	565	566	581	581	587	585	590	604
Openings/transfers in	10	15	5	7	5	7	18	1
Closings/transfers out	(9)	—	(5)	(1)	(7)	(2)	(4)	(12)

End of quarter	566	581	581	587	585	590	604	593

	787	791	788	792	791	793	804	805